Exhibit 99.1

PRIMO WATER ENTERS INTO AGREEMENT TO SELL SIGNIFICANT PORTION OF ITS INTERNATIONAL BUSINESSES FOR UP TO $575 MILLION IN CASH

•	Creates significant shareowner value at a premium valuation multiple
•	Agreement is the first step in exiting all of its International businesses
•	Enables focus on North America market where Primo Water has leadership, scale and a significant addressable customer opportunity
•	Proceeds from the transaction to be used to drive organic growth, reduce leverage, accelerate Water Direct tuck-in M&A, pursue water adjacencies and return capital to shareowners via share repurchases
•	Primo Water believes shareowners will benefit from an improved financial profile

TAMPA, FL., – November 2, 2023 – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that it has entered into a definitive agreement whereby Culligan International ("Culligan") will acquire a significant portion of Primo Water’s International businesses in an all-cash transaction (the "Transaction") valued at up to $575 million.  The Transaction excludes the Aimia Foods, United Kingdom, Portugal, and Israel businesses but each of these will be sold across 2024.

“We are pleased to have reached an agreement that we believe unlocks significant value for Primo Water shareowners. The Transaction was the result of a proactive board-led process that resulted in an agreement that offers an attractive premium valuation for a significant portion of our international businesses and simplifies and focuses Primo Water on our core North American water business,” said Tom Harrington, Chief Executive Officer, Primo Water. “Looking ahead, we will be laser-focused on growing the North American business, increasing our profitability and margins, enhancing our balance sheet strength, and returning capital to shareowners.”

TRANSACTION HIGHLIGHTS

•	Up to $575 million all-cash purchase price for a significant portion of Primo Water’s international businesses, unlocks substantial shareowner value.
•	Attractive premium valuation multiple of approximately 11x adjusted EBITDA based on trailing twelve months ended July 1, 2023.
•	Upon closing the Transaction, Primo Water intends to repay the outstanding balance on its cash flow revolver, with a long-term goal of sustaining adjusted net leverage under 2.5x Adjusted EBITDA.
•	Also upon closing, an incremental $25 million share repurchase will be authorized, revising the share repurchase authorization to $75 million.

A SIMPLIFIED, NORTH AMERICAN FOCUSED, PRIMO WATER

The Transaction marks another major milestone in Primo Water’s transformation as a company. Following the completion of the Transaction, the simplified, proforma Primo Water will have:

•	Greater focus on its pure-play North American water business where it enjoys national and local scale, and is one of the leading players.
•
An improved financial profile, accelerating the achievement of several previously announced 2024 targets, including improvements in adjusted gross margins, adjusted EBITDA and adjusted EBITDA margins, as well as adjusted free cash flow conversion.

•
The financial flexibility to pursue organic growth, reduce leverage, return capital, accelerate accretive tuck-in acquisitions and engage in strategic opportunities complementary and adjacent to its core North American water business.

•	A diversified business mix across Water Dispensers, Water Direct, Water Exchange, Water Refill, and Water Filtration, as well as a balanced mix of residential and commercial customers.

CLOSING AND APPROVALS

The Transaction is expected to close by December 31, 2023, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions. For more information, please see Primo Water's Form 8-K filed in connection with the signing of the Transaction.  The closing of the transaction is not subject to any financing condition.

ADVISORS

BMO Capital Markets Corp. is acting as exclusive financial advisor and White & Case LLP is serving as legal advisors to Primo Water.

CONFERENCE CALL

Concurrent with its previously scheduled third quarter 2023 earnings release conference call, Primo Water will host a conference call, to be simultaneously webcast, on Thursday, November 2, 2023, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management’s presentation. To participate, please call the following numbers:

North America: (888) 664-6392
International: (416) 764-8659
Conference ID: 93280528
This is a live, listen-only dial-in telephone line.

A slide presentation and live audio webcast will be available through Primo Water’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generated approximately $2.2 billion in annual revenue in 2022. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,800 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities," and other similar expressions and the negatives of such expressions.  However, not all forward-looking statements contain these words.  The forward-looking statements contained in this press release include, but are not limited to, statements related to the use of proceeds in the Transaction, the completion of the Transaction on the terms proposed, the anticipated timing of the Transaction, the potential impact the Transaction will have on Primo Water and related matters, and the execution of our strategic priorities. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the satisfaction of the conditions to the transaction and other risks related to the completion of the Transaction and actions related thereto; Primo Water’s and Culligan’s ability to complete The transaction on the anticipated terms and schedule, including the ability to obtain regulatory approvals; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the transaction will harm Primo Water’s business; and the effect of economic, competitive, legal, governmental and technological factors on Primo Water’s business.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

CONTACTS:

Primo Water
Investor Relations:
Jon Kathol
Vice President, Investor Relations
(813) 544-8515
investorrelations@primowater.com

Media:
Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087
PrimoWater@gagnierfc.com